                                                                Exhibit 99.1

                          CONSENT OF MARK J. RIEDY

      I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement to be filed by BioMed Property Trust, Inc. on Form S-11 and the related Prospectus and any amendments thereto.


Dated: April 27, 2004


                                     /s/ Mark J. Riedy
                                    ------------------------------------
                                    Mark J. Riedy